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                                                                    Exhibit 4.45

                                WALLIS STATE BANK

                                                               November 24, 2003

Tidel Engineering, L.P.
Tidel Technologies, Inc.
Tidel Cash Systems, Inc.
Tidel Services, Inc.
2900 Wilcrest
Suite 205
Houston, TX 77042

                  Re:      Payoff of Loans

Ladies and Gentlemen:

     Reference is made to (i) that certain Amended and Restated Revolving Credit Note dated April 30, 2002 (the "Note"), executed and issued by Tidel Engineering, L.P. ("Borrower") in the original principal amount of $4,680,000.00, payable to Wallis State Bank ("Lender"), as transferee and assignee from JP Morgan Chase Bank, as modified by that certain First Modification and Extension Agreement dated as of June 27, 2003 (the "Modification Agreement") among Lender, Borrower and Tidel (as hereinafter defined); (ii) all security agreements, guaranties, assignments, pledges and security devices, of whatever kind or character, listed on Schedule I (together with the Note and the Modification Agreement, the "Loan Documents") to that certain Assignment of Note and Lien (the "Assignment") dated June 30, 2003 executed and delivered by JP Morgan Chase Bank to Lender; (iii) that certain Subordination Agreement made by Montrose Investments, Ltd. ("Montrose"), Borrower, Tidel Technologies, Inc. ("Tidel") and Chase (as assigned to Lender pursuant to the Assignment), dated as of September 8, 2000 (the "Montrose Agreement"); and (iii) that certain Subordination Agreement made by Acorn Investment Trust on behalf of its series Acorn Fund, Borrower, Tidel and Chase (as assigned to Lender pursuant to the Assignment), dated as of September 29, 2000 (the "Acorn Agreement"). All principal, interest, penalties, fees, charges and other amounts due under the Note as modified by the Modification Agreement and the other Loan Documents (including without limitation all "Senior Indebtedness" as defined in the Montrose Agreement or the Acorn Agreement) shall mean the "Obligations". The Note, the Montrose Agreement, the Acorn Agreement, together with the other Loan Documents have been assigned by Chase to Lender pursuant to the Assignment and the Note Purchase Agreement dated June 30, 2003 by and between JPMorgan Chase Bank and Lender, with the consent and agreement of Borrower, Tidel, Tidel Services, Inc. and Tidel Cash Systems, Inc.

     You have given us a notice of payment in full of all of the Obligations to take place on or before November 24, 2003 (the date such payment is actually made, the "Payment Date").

     As of the Payment Date, the amounts of principal, accrued interest, accrued fees and other known obligations, including the Obligations, other than the contingent indemnification obligations set forth in the Modification Agreement which survive the repayment of the obligations in respect of the Note and

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the termination of the modification Agreement (the "Indemnification"), owing by you to the Lender under the Note as modified by the Modification Agreement are as set forth on Exhibit A attached hereto. If payment in accordance with this letter is not received by 5:00 p.m. (Eastern Standard Time) on November 24, 2003, a new calculation of the amounts set forth on Exhibit A will be necessary. The amount of costs and other obligations due is subject to change; however, we will notify you in writing of any costs or other obligations that accrue. Payment must be made to the accounts of the Lender in accordance with the instructions set forth on Exhibit A.

     Upon receipt by 5:00 p.m. (Eastern Standard Time) on the Payment Date of the total amount specified on Exhibit A (the "Payment Amount"), (i) the undersigned will have received payment in full of all obligations under or in respect of the Note (other than the Indemnification) and each other Loan Document and all of the Obligations (other than the Indemnification) shall be paid in full and fully satisfied, (ii) the security interest in all assets of the Borrower, as well as the other entities acknowledging this letter (together, the "Borrower Entities"), subject to a security interest in favor of the Lender (the "Collateral") shall be released, (iii) each of the Montrose Agreement and the Acorn Agreement shall be terminated, and (iv) all of the other Loan Documents shall be terminated, provided that the Indemnification shall survive the termination of the Modification Agreement and the other Loan Documents. Upon receipt of the Payment Amount, as and when set forth above, the undersigned will return any Collateral in its possession and will execute such termination statements, mortgage satisfactions and other statements of release or satisfaction as you may reasonably request, at your cost. At such time, the capital stock of any of the Borrower Entities held by the Lender as Collateral will be delivered to Laurus Master Fund, Ltd. ("Laurus"), 152 West 57th Street, New York, New York 10019, within two business days following our receipt of the Payoff Amount. In addition, after our receipt of the Payment Amount, as and when set forth above, you and /or Laurus are authorized to file UCC-3 termination statements with respect to the Collateral. Our agreement to release the security interest in the Collateral is conditioned solely upon our receipt by 5:00 p.m. (Eastern Standard Time) on the Payment Date of the Payment Amount.

     Tidel and the Subsidiaries hereby remise, release, acquit, satisfy and forever discharge the Lender and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether now known or hereafter discovered, which Tidel or any of its Subsidiaries has by reason of any matter, cause or thing, from the beginning of the world to and including the date of execution hereof, with respect to any matters, transactions, occurrences, agreements, actions, or events arising out of, in connection with or relating to the Obligations; and hereby covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Lender, or any of its past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action. Tidel and its Subsidiaries expressly acknowledge and agree that the releases contained in this letter shall not be construed as an admission of wrongdoing, liability or culpability on the part of the Lender or the existence of any claims of Tidel or any of its Subsidiaries against the Lender.

     The provisions of this letter shall terminate if the Payment Amount is not received by the Lender by 5:00 p.m. (Eastern Standard Time) on the Payment Date.

     The undersigned understands that Laurus is extending credit in reliance on this letter and agrees therefore that Laurus may rely on the agreements of the undersigned set forth herein.

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     Please sign this letter as indicated below and return a signed copy to
Lender.

                                                    Very truly yours,

                                                    WALLIS STATE BANK

                                                    By: /s/ J. Mike Smith
                                                        ------------------------
                                                    Name: J. Mike Smith
                                                    Title: Senior Vice President

ACKNOWLEDGED AND AGREED TO AS OF NOVEMBER 25, 2003:

TIDEL ENGINEERING, L.P.
By: Tidel Cash Systems, Inc., its general partner

By: /s/ Mark K. Levenick
    -----------------------
Name: Mark K. Levenick
Title: President

TIDEL TECHNOLOGIES, INC.

By: /s/ James T. Rash
    -----------------------
Name: James T. Rash
Title: CEO

TIDEL SERVICES, INC.

By: /s/ Mark K. Levenick
    -----------------------
Name: Mark K. Levenick
Title: President

TIDEL CASH SYSTEMS, INC.

By: /s/ Mark K. Levenick
    -----------------------
Name: Mark K. Levenick
Title: President

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                                    EXHIBIT A

As of the Payment Date:

Outstanding principal amount of the Note:                         $   2,000,000

Accrued interest:                                                 $      13,500

Subtotal:                                                         $   2,013,500

Accrued legal fees to date:                                       $    5,906.09

Total                                                             $2,019,406.09
                                                                  =============

Payment Instructions:

Payment shall be made by debit of an existing cash collateral account of Tidel Technologies, Inc. held by Lender as Collateral for the Note upon the direction of Tidel Technologies, Inc. to Lender.

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